                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Frontstep, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-42894) and Form S-8 (Nos. 33-40546, 33-45416, 33-73014,
33-73016, 333-660, 333-10631, 333-10633, 333-43947, and 333-91811) of Frontstep,
Inc. of our report dated August 13, 2001, except for note 3, which is as of September 27, 2002, relating to the consolidated balance sheet of Frontstep, Inc. and subsidiaries as of June 30, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 2001, which report appears in the June 30, 2001 annual report on Form 10-K/A of Frontstep, Inc.

As discussed in note 3 to the consolidated financial statements, the Company has restated its financial statements.

/s/ KPMG LLP
Columbus, Ohio
September 30, 2002

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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631, No. 333-10633, No. 333-43947 and No. 333-91811, and Form S-3 No.
333-42894) of Frontstep, Inc. (formerly Symix Systems, Inc.) of our report dated July 27, 2000, with respect to the consolidated financial statements of Frontstep, Inc. as of June 30, 2000 and for each of the two years in the period ended June 30, 2000 included in this Form 10-K/A of Frontstep, Inc.


                                        /s/ Ernst & Young LLP


Columbus, Ohio
September 30, 2002